Exhibit 24

POWER OF ATTORNEY

     I, David M. Cote, a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint David J. Anderson, Peter M. Kreindler, Katherine L. Adams, Talia M. Griep, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements, and to file the same together with all exhibits thereto, under the Securities Act of 1933, including any amendment thereto or to any registration statement heretofore or hereafter filed by the Company on Form S-3 (or other appropriate form) for the registration of:

     (i) debt securities of the Company, with such terms as may be from time to time specified in such registration statement or any amendment or post-effective amendment;

     (ii) shares of the Company’s common stock, par value, $1.00 per share;

     (iii) shares of the Company’s preferred stock, without par value; and

     (iv) such other securities of the Company, its subsidiaries, joint ventures or affiliates or another person or entity, as may be specified in any such registration statement or amendment, all in accordance with the Securities Act of 1933 and the rules and regulations thereunder;

     I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

     I hereby revoke any or all prior appointments of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

/s/ David M. Cote
David M. Cote

Dated: December 12, 2008

POWER OF ATTORNEY

     Each of the undersigned, as a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoints David M. Cote, Peter M. Kreindler, Katherine L. Adams, David J. Anderson, Talia M. Griep, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements, and to file the same together with all exhibits thereto, under the Securities Act of 1933, including any amendment thereto or to any registration statement heretofore or hereafter filed by the Company on Form S-3 (or other appropriate form) for the registration of:

     (i) debt securities of the Company, with such terms as may be from time to time specified in such registration statement or any amendment or post-effective amendment;

     (ii) shares of the Company’s common stock, par value, $1.00 per share;

     (iii) shares of the Company’s preferred stock, without par value; and

     (iv) such other securities of the Company, its subsidiaries, joint ventures or affiliates or another person or entity, as may be specified in any such registration statement or amendment, all in accordance with the Securities Act of 1933 and the rules and regulations thereunder;

     I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

     I hereby revoke any or all prior appointments of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

     This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Gordon M. Bethune	/s/ George Paz
Gordon M. Bethune, Director	George Paz, Director

/s/ Jaime Chico Pardo	/s/ Bradley T. Sheares
Jaime Chico Pardo, Director	Bradley T. Sheares, Director

/s/ D. Scott Davis	/s/ Eric K. Shinseki
D. Scott Davis, Director	Eric K. Shinseki, Director

/s/ Linnet F. Deily	/s/ John R. Stafford
Linnet F. Deily, Director	John R. Stafford, Director

/s/ Clive R. Hollick	/s/ Michael W. Wright
Clive R. Hollick, Director	Michael W. Wright, Director

Dated: December 12, 2008